EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Willis J. Johnson, Chief Executive Officer of Copart, Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Copart, Inc. on Form 10-Q for the quarter ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that, based on my knowledge, the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Copart, Inc.

/s/ Willis J. Johnson
Willis J. Johnson
Chief Executive Officer

Date: June 8, 2006

A signed original of this written statement required by Section 906 has been provided to Copart, Inc. and will be retained by Copart, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.